Exhibit No. 99.1


                          MIKRON INFRARED, INC REPORTS
                THREE AND SIX MONTH RESULTS FOR FISCAL YEAR 2005

                     Mikron Posts Record Sales and Profits.

Mikron Infrared, Inc. (NASD:MIKR) announced its financial results for the first six months and second quarter of its fiscal year ending October 31, 2005.

Mikron's six month sales and operating income were records for the company. Sales were 23% higher, totaling $14,963,138 for the six months ended April 30, 2005 compared to $12,173,605 of total sales generated in the first six months of fiscal 2004. Operating income for the six months ended April 30, 2005 was $2,093,557 (90% higher), compared to $1,100,728 of operating income for the same six months of fiscal 2004. Both basic and fully diluted earnings per share were $.22 for the first six months of fiscal 2005 compared to $.11 for the same period in fiscal 2004.

Mikron's sales for the three months ended April 30, 2005 were $7,599,721 (21% higher) compared to $6,277,212 for the same period in 2004. Operating income for the three months ended April 30, 2005 was $1,021,786 (80% higher), compared to $568,367 for the same period in 2004.

Gerry Posner, Mikron's President, commented that, "this quarter is a continuation of the last three quarters. We continue to see an upsurge in sales in single point instruments in the US and our European IMPAC companies. In particular we have seen increased interest in our E(2)T line of products which addresses applications in petroleum refineries. Most importantly we have maintained the improved 54.4 GP% that we attained last quarter which is a considerable improvement over the gross profit percentage from last year (52.2% and 51.7% for the three and six months ended 4/30/04)."

Dennis Stoneman, Mikron's Executive Vice President added, "We had a sales meeting at the end of April to introduce two new thermal imaging cameras. The sales representatives were universally positive about the new cameras which will be available for sale by mid-June. We expect these new cameras to broaden our penetration into both the periodic preventive maintenance and industrial thermal imaging markets."

Paul Kohmescher, Mikron's CFO noted "that the Sarbanes-Oxley work has begun and we are encouraged that the quarter's profits were similar to last quarter's even with the additional expenses."

Mikron Infrared, Inc., founded in 1969, is a developer, manufacturer and marketer of infrared non-contact temperature measurement devices, temperature sensors, calibration sources and thermal imaging systems. Its executive offices and manufacturing facilities are located at 16 Thornton Road, Oakland, NJ (Tel. No. 201/405-0900)


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

Consolidated statements of operations
For the three and six months ended April 30, 2005 and 2004

                                3 MONTHS ENDED  3 MONTHS ENDED  6 MONTHS ENDED  6 MONTHS ENDED
                                APRIL 30, 2005  APRIL 30, 2004  APRIL 30, 2005  APRIL 30, 2004
                                 ------------    ------------    ------------    ------------
Revenues:
   Net Sales                     $  7,599,721    $  6,277,212    $ 14,963,138    $ 12,173,605
                                 ------------    ------------    ------------    ------------
Costs and Expenses
   Cost of goods sold               3,460,325       2,999,226       6,817,656       5,879,639
   Selling, General and
     Administrative                 2,497,904       2,207,649       4,841,569       4,197,126
   Research, Development
     And Engineering                  619,706         501,973       1,210,356         996,112
                                 ------------    ------------    ------------    ------------
Total Costs and Expenses            6,577,935       5,708,848      12,869,581      11,072,877
                                 ------------    ------------    ------------    ------------
Income from Operations              1,021,786         568,367       2,093,557       1,100,728
Other Income (Expense):
   Interest Expense                   (66,764)        (66,016)       (135,310)       (135,296)
   Other (Expense) Income, net          7,444             (46)         16,227          (3,669)
                                 ------------    ------------    ------------    ------------
Net Income Before Income Taxes        962,466         502,302       1,974,474         961,762
   Income Tax Provision              (391,992)       (189,567)       (791,527)       (367,114)
                                 ------------    ------------    ------------    ------------
Net Income                            570,474         312,735       1,182,947         594,648
                                 ============    ============    ============    ============
Net Income per Share-Basic       $       0.10    $       0.06    $       0.22    $       0.11
                                 ============    ============    ============    ============
Weighted Average Number of
Shares-Basic                        5,449,170       5,259,628       5,369,237       5,259,628
                                 ============    ============    ============    ============

Net Income per Share-Diluted     $       0.10    $       0.06    $       0.22    $       0.11
                                 ============    ============    ============    ============
Weighted Average Number of
Shares-Diluted                      5,457,869       5,420,761       5,377,936       5,420,761
                                 ============    ============    ============    ============

Safe Harbor Act Statement Under the Private Securities Litigation Reform Act of 1995: -- Certain of the statements contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could effect the company's actual results include but are not limited to the risks discussed in the company's Annual Report on Form 10-KSB for the year ended October 31, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The company undertakes no obligation to update publicly any forward-looking statements to reflect the occurrence of unanticipated events.

Contact:      Mikron Infrared, Inc    Paul Kohmescher  201/405-0900


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